EXHIBIT 10.38
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                                LETTER AGREEMENT

                                                               November 9, 2000
Alan W. Carlton Revocable Living Trust (the "Trust")
10770 South 77th East Avenue
Tulsa, OK  74133
Attn: Alan W. Carlton, Trustee

Dear Sir:

         In order to induce the Trust to loan to Heartsoft, Inc. $250,000 (the "Loan") as evidenced by that certain Promissory Note of even date ("Promissory Note") secured by a security interest in certain collateral pursuant to that certain Joint Security Agreement of even date ("Joint Security Agreement"), Heartsoft, Inc. agrees to issue to the Trust 125,000 shares of common stock (the "Shares"), par value $0.0005 per share, of Heartsoft, Inc., a Delaware corporation ("Heartsoft"), on the following terms and conditions.

         1. The Trust acknowledges that the Shares are not registered under the Act or any state securities laws. The Trust agrees that the Shares will not be sold, offered for sale, pledged, hypothecated or otherwise transferred (collectively, "Transfer"), except in compliance with the Securities Act of 1933 (the "Act") and applicable state securities laws. The Trust hereby consents to the placing of appropriate restrictive legends upon the certificates representing the Shares, and the placing of stop transfer orders with any transfer agent with respect to the Shares.

         2. To induce Heartsoft to issue the Shares, the Trust hereby represents and warrants to Heartsoft that:

         (a) the Trust is duly authorized to execute this Agreement, and when executed and delivered by the Trust, will constitute a legal, valid and binding obligation enforceable against the Trust in accordance with its terms;

         (b) the Shares are being acquired by the Trust for investment purposes only, for the account of the Trust and not with the view to any resale or distribution thereof;

         (c) the Trust has such knowledge and experience in financial and business matters that the Trust is capable of evaluating the merits and risks of an investment in Heartsoft and can afford a complete loss of its investment in Heartsoft and the Trust has received all information about Heartsoft that it has asked for; and

         (d) the Trust is an "accredited investor" as that term is defined in the Act.


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Alan W. Carlton Revocable Living Trust
November 9, 2000
Page 2

         3. To induce the Trust to enter into this Agreement, to make the Loan and to acquire the Shares, Heartsoft hereby represents and warrants to the Trust as follows:

         (a) Heartsoft is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as it is now being conducted. Heartsoft has the requisite power and authority to issue the Shares and to perform its obligations under this Agreement.

         (b) The Shares, when issued and delivered pursuant to terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (c) This Agreement, the Joint Security Agreement of even date, the Loan and the issuance of the Shares contemplated hereby have been duly authorized by all necessary action on behalf of Heartsoft. This Agreement, the Joint Security Agreement of even date and the Promissory Note evidencing the Loan have been duly executed and delivered by authorized officers of Heartsoft, are valid and binding agreements on the part of Heartsoft and are enforceable against Heartsoft in accordance with their respective terms. All actions necessary to the authorization, issuance and delivery of the Shares as contemplated by this Agreement have been taken by Heartsoft.

         4. Heartsoft agrees to take all necessary action to cause the issuance of such stock to the Trust, including the issuance of appropriate instructions to its transfer agent.

         5. The Trust and Heartsoft agree that each will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby including the Promissory Note and the Joint Security Agreement.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the conflicts of laws principles thereunder.

                                           HEARTSOFT, INC.

                                           By: /s/ Benjamin P. Shell
                                               --------------------------------
                                               Benjamin Shell, Chairman and CEO
ACCEPTED AND AGREED TO:

ALAN W. CARLTON REVOCABLE  LIVING TRUST

By: /s/ Alan W. Carlton
    -------------------------------------------------
      Alan W. Carlton, Trustee

Employer I.D. No.
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Date:    November 9, 2000